Exhibit 10.1

THIRD ADDENDUM TO PURCHASE AND SALE AGREEMENT

This Third Addendum (“Third Addendum”) to that certain Purchase and Sale Agreement dated effective as of April 25, 2022, as amended by that First Addendum to Purchase and Sale Agreement dated May 31, 2022, and the Second Addendum to Purchase and Sale Agreement dated June 15, 2022 (together, the “Agreement”), entered into by and between SANDPIPER RESORT PROPERTIES, INC., a Florida corporation (“Seller”), joined by HOLIDAY VILLAGE OF SANDPIPER, INC., a Florida corporation (“Operator”), and ALTITUDE INTERNATIONAL HOLDINGS, INC., a New York corporation (“Purchaser”), shall read as follows:

1. The capitalized terms used in this Third Addendum shall have the same meaning as given in the Agreement unless otherwise changed or altered herein.

2. The Purchaser and Seller have agreed that the Closing Date shall be August 31, 2022.

3. Section 2.2.1 of the Agreement is modified to add a Third Deposit of $250,000.00. Purchaser shall wire transfer the Third Deposit to the Escrow Agent on or before July 29, 2022. Purchaser’s total Deposit shall then be $1,250,000.00.

4. Sections 12.12.2 and 12.12.3 are hereby modified in their entirety to read as follows:

12.12.2 Material Loss. If the Casualty Renovation Cost as determined pursuant to Section 12.12.1 exceeds, in the aggregate, $250,000.00, then unless either party elects to pay the excess by Notice delivered to the other party within ten (10) Business Days after the date that the Casualty Renovation Cost is determined, Purchaser or Seller may, at its option, elect to terminate this Agreement by Notice delivered to other party no later than five (5) Business Days after the expiration of the ten (10) Business Day period, in which case the Deposit shall be delivered to Purchaser, and neither party shall have any further rights or obligations hereunder, except for those obligations which expressly survive termination of this Agreement. If Seller elects to pay the excess, then Purchaser will receive a credit against the Purchase price in the amount of the Casualty Renovation Cost in excess of $250,000.00. If Purchaser elects to pay the excess or if Purchaser or Seller fails to timely send the Notice of its election to terminate this Agreement, then Closing shall take place as provided herein without reduction of the Purchase Price, at Closing Seller shall assign the insurance proceeds to Purchaser and credit Purchaser with the deductible under Seller’s casualty insurance policy, if applicable. If the process described in this Section 12.12.2 concludes after the date established as the Closing Date (as may be extended by Section 12.12.1), the Closing Date will be adjourned to ten (10) Business Days following the delivery of the Notice by either party electing to pay the excess or following the expiration of the time allowed for the parties to terminate this Agreement under this Section 12.12.2, without either party so terminating this Agreement, whichever is applicable.

12.12.3 Nonmaterial Loss. If the Casualty Renovation Cost is in the aggregate $250,000.00 or less, then, in any such event, neither party hereto shall have any right to terminate this Agreement and the Closing shall take place as provided herein without reduction of the Purchase Price and without a credit against the Purchase Price for the amount of the Casualty Renovation Cost. At Closing Seller shall assign the insurance proceeds to Purchaser and credit Purchaser with the deductible under Seller’s casualty insurance policy, if applicable.

5. In all other respects where not in conflict herewith the terms and provisions of the Agreement shall remain in full force and effect.

6. This Third Addendum may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same instrument; and, facsimile or electronically submitted signatures of the authorized representatives of the parties hereto shall be considered original signatures for all intents and purposes.

[Signatures appear on the next page]

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IN WITNESS WHEREOF, the parties have executed this Third Addendum as of the day and year stated below.

SELLER:		PURCHASER:
SANDPIPER RESORT PROPERTIES, INC.,		ALTITUDE INTERNATIONAL HOLDINGS, INC.,
a Florida corporation		a New York corporation

By:	/s/Eileen M. Kent	By:	/s/ Gregory C. Breunich
Print Name:	Eileen M. Kent, Esq.	Print Name:	Gregory C. Breunich
Print Title:	Vice President	Print Title:	Chairman/CEO

Date: July 28, 2022		Date: July 28, 2022

OPERATOR:

HOLIDAY VILLAGE OF SANDPIPER, INC.,
a Florida corporation

By:	/s/Eileen M. Kent
Print Name:	Eileen M. Kent, Esq.
Print Title:	Vice President

Date: July 28, 2022

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